Exhibit 99.1

Werewolf Therapeutics Reports Second Quarter 2025 Financial Results and Provides Business Update

– WTX-124 Phase 1/1b clinical trial on track for interim data readout in the fourth quarter of 2025, including patients in both the monotherapy and combination expansion arms of cutaneous melanoma and renal cell carcinoma –
– Planning to engage with U.S. Food & Drug Administration (FDA) in the second half of 2025 to discuss potential registrational pathways for WTX-124 in advanced or metastatic cutaneous melanoma –
– Phase 1b/2 clinical trial of WTX-330 is actively enrolling, with anticipated determination of dosing regimen by the end of 2025 –
– Company announces WTX-1011, its first INDUCERTM T-cell engager development candidate, targeting STEAP1 –
Watertown, Mass., August 14, 2025 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the second quarter ended June 30, 2025.
“We continue to advance the differentiated technology born out of our PREDATOR® platform and capitalize on the strong foundation of clinical data from our lead INDUKINETM asset, WTX-124,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “For WTX-124, we remain on track for an interim data readout of our Phase 1/1b clinical trial in the fourth quarter of 2025. The readout is expected to include patients with cutaneous melanoma and renal cell carcinoma, where there exist significant unmet therapeutic needs and which represent large commercial opportunities in oncology. We also anticipate meeting with the FDA later this year to discuss potential registrational pathways. Further, we are excited to introduce WTX-1011, our first INDUCER T-cell engager candidate, targeting STEAP1 for prostate cancer. Utilizing novel anti-CD3 PREDATOR masking technology, our WTX-1011 preclinical data have shown anti-tumor activity while reducing peripheral activity to prevent cytokine release syndrome. Given the broad potential of our approach with INDUCER molecules, we plan to nominate an additional candidate before year-end.”
Recent Highlights and Upcoming Milestones
Clinical-Stage INDUKINE Molecules:
•WTX-124: a systemically delivered, conditionally activated Interleukin-2 (IL-2) INDUKINE molecule being developed as monotherapy and in combination with pembrolizumab in multiple solid tumor types.
◦All expansion arms are actively enrolling patients in the ongoing Phase 1/1b clinical trial at a recommended dose of 18 mg administered intravenously every two weeks (IV Q2W).
◦During the fourth quarter of 2025, Werewolf plans to release interim data from the monotherapy and combination expansion arms, including tolerability, response rate, and durability for patients with cutaneous melanoma and renal cell carcinoma.
◦Werewolf expects to engage with regulatory authorities in the second half of 2025 to discuss potential registrational pathways for WTX-124 in advanced or metastatic cutaneous melanoma.
•WTX-330: a systemically delivered, conditionally activated Interleukin-12 (IL-12) INDUKINE molecule being developed in advanced or metastatic solid tumors.
◦Actively enrolling in a Phase 1b/2 clinical trial (WTX-330x2102) in locally advanced or metastatic solid tumors. Anticipate determination of dosing regimen by the end of 2025.

Preclinical-Stage INDUCER Molecules:
•WTX-1011: a potential first-in-class conditionally activated anti-STEAP1 T-cell engager to provide an improved therapeutic index.
◦STEAP1 is a promising prostate cancer target with limited expression in normal tissues, but notable toxicities are associated with existing anti-STEAP1 T-cell engager therapy.
◦Preclinical data demonstrated that PREDATOR® masking technology successfully silenced peripheral activity and prevented cytokine release.
▪WTX-1011 has beneficial exposure in cynomolgus monkeys with a half-life close to 100 hours.
▪WTX-1011 is stable in the periphery, with less than 0.7% of active INDUCER molecule detected.
▪Effective masking of WTX-1011 is confirmed by low levels of cytokine production compared to a 10-fold lower dose of unmasked STEAP1 INDUCER molecule.
•Utilizing a novel and highly effective anti-CD3 masking strategy, Werewolf expects to nominate an additional candidate in the second half of 2025.
Preclinical-Stage INDUKINE Portfolio:
•Werewolf’s previously announced development candidates WTX-712, its Interleukin-21 (IL-21) INDUKINE molecule, and WTX-518, its binding protein resistant Interleukin-18 (IL-18) INDUKINE molecule, each for the treatment of cancer, and WTX-921, a first-of-its-kind Interleukin-10 (IL-10) INDUKINE molecule for the treatment of inflammatory bowel disease (IBD) and potentially other inflammatory diseases, are available for partnering.
Financial Results for the Second Quarter of 2025:
•Cash position: As of June 30, 2025, cash and cash equivalents were $77.6 million, compared to $92.0 million as of March 31, 2025. The Company believes its existing cash and cash equivalents as of June 30, 2025, will be sufficient to fund operational expenses and capital expenditure requirements into the fourth quarter of 2026.
•Research and development expenses: Research and development expenses were $13.1 million for the second quarter of 2025, compared to $15.3 million for the same period in 2024.
•General and administrative expenses: General and administrative expenses were $4.4 million for the second quarter of 2025, compared to $4.8 million for the same period in 2024.
•Net loss: Net loss was $18.0 million for the second quarter of 2025, compared to $17.2 million for the same period in 2024.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company is leveraging its proprietary PREDATOR® platform to design conditionally activated INDUKINETM and INDUCERTM molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. Werewolf is advancing WTX-124 in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor and WTX-330 in multiple solid tumor types as a single agent. Werewolf is leveraging positive data from its INDUKINE molecules to advance the development of INDUCER molecules. Werewolf’s first INDUCER development candidate, WTX-1011, targets STEAP1 for prostate cancer. To learn more visit www.werewolftx.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the timing of anticipated regulatory engagement; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$—	$1,143	$—	$1,885
Operating expenses:
Research and development	13,143	15,271	26,263	28,179
General and administrative	4,399	4,832	9,270	9,828
Total operating expenses	17,542	20,103	35,533	38,007
Operating loss	(17,542)	(18,960)	(35,533)	(36,122)
Other (expense) income	(440)	1,711	(538)	2,680
Net loss	$(17,982)	$(17,249)	$(36,071)	$(33,442)

Net loss per common share, basic	$(0.40)	$(0.40)	$(0.80)	$(0.79)
Net loss per common share, diluted	$(0.40)	$(0.43)	$(0.80)	$(0.82)
Weighted-average common shares outstanding, basic	44,981,746	43,521,406	44,904,880	42,564,342
Weighted-average common shares outstanding, diluted	44,981,746	44,043,184	44,904,880	42,825,231
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$77,596	$110,995
Working capital	$65,268	$97,886
Total assets	$92,566	$126,929
Total notes payable, net of discount and issuance costs	$27,105	$26,095
Total stockholders’ equity	$41,464	$73,390

Investor Contact:
Dan Ferry
LifeSci Advisors
617.430.7576
daniel@lifesciadvisors.com
Media Contact:
Amanda Sellers
Deerfield Group
301.332.5574
amanda.sellers@deerfieldgroup.com
Company Contact:
Tim Trost
Chief Financial Officer
Werewolf Therapeutics
ttrost@werewolftx.com